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                                                                    EXHIBIT 10.8

          FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT

      THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this "Amendment"), dated as of February 9, 2005, is entered into between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender"), and CITI TRENDS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

      A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated April 2, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated June 22,2000, that certain Second Amendment to Loan and Security Agreement dated November 30,2000, that certain letter agreement dated August ____, 2001 regarding Borrower's name change, and that certain Third Amendment to Loan and Security Agreement dated January
___, 2003 (as amended, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

      B. Borrower desires to sell its common stock in an initial public offering (the "IPO"). Borrower has requested that Lender consent to the IPO and amend the Loan Agreement, and Lender is willing to provide such consent and to amend the Loan Agreement, all upon the terms and conditions set forth below.

      C. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                                    AMENDMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Amendments to Loan Agreement.

            (a) Section 3.6 is hereby amended and restated in its entirety to read as follows:

                  "3.6 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths of one percent (0.375%) per annum calculated upon the amount by which Fifteen Million Dollars ($15,000,000) exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears."

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            (b)   Section 9.15 of the Loan Agreement is hereby amended and
restated in its entirety to read as follows:

                  "9.15 Adjusted Tangible Net Worth. Borrower shall maintain its Adjusted Tangible Net Worth, measured as at the end of each fiscal quarter, at an amount not less than the amount set forth opposite such quarter:

                                 Minimum Adjusted Tangible
                                 -------------------------
 Fiscal Quarter Ending                   Net Worth
 ---------------------                  ------------
        April 30, 2005                  $15,000,000
          July 31,2005                  $17,500,000
       October 31,2005                  $20,000,000
       January 31,2006                  $25,000,000
        April 30, 2006                  $28,000,000
          July 31,2006                  $28,000,000
       October 31,2006                  $28,000,000
       January 31,2007                  $34,000,000
        April 30, 2007                  $37,000,000

                  ; provided, however, if Borrower sells its common stock in an initial public offering, Borrower and Lender will enter into an amendment to this Agreement, in form and substance satisfactory to Lender, to reset this minimum Adjusted Tangible Net Worth covenant as of the last day of each fiscal quarter of Borrower after December 31,2005 at levels as reasonably determined by Lender based upon the Borrower's projections for such time periods."

            (c) The first sentence of Section 12.l (a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 2, 2007."

            (d) Sections 12.l (c)(i) and (ii) of the Loan Agreement are hereby amended and restated in their entirely to read as follows:

             Amount                                   Period
           ----------                                --------
(i)      1% of the Maximum Credit       from the date of this Agreement
                                        to and including April 2, 2006

(ii)     5% of the Maximum Credit       from April 3, 2004 to and
                                        including April 1, 2007

            (c) The last paragraph of Section 12.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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                  "Notwithstanding the foregoing, the early termination fee
                  shall be waived (a) if the termination is due to the refinancing of the Obligations by Wachovia Bank, National Association and if at the time of such refinancing there is no Event of Default or event or circumstance which, with notice or passage of time or both, would become an Event of Default under this Agreement, or (b) if Borrower chooses to exercise the right to terminate this Agreement and the other Financing Agreements upon any assignment by Lender of its rights or obligations under or related to this Agreement or the other Financing Agreements to a non-U.S. Lender, defined as any Lender that is not a "United States person," within the meaning of Section 7701(a)(30) of the Code."

      2. Consent. Lender hereby consents to the IPO and acknowledges and agrees that consummation of the IPO shall not constitute an Event of Default under
Section 10.1(l) of the Loan Agreement.

      3. Effectiveness of this Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective, and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

            (a) Amendment. This Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

            (b) Extension Fee. An amendment fee in the amount of Forty Thousand Dollars ($40,000), which fee is fully earned as of and due and payable on the date hereof.

            (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

            (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

      4. Representations and Warranties. Borrower represents and warrants as follows:

            (a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

            (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that,

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by their terms, are specifically made as of a date other than the date hereof)
are correct on and as of the date hereof as though made on and as of the date hereof.

            (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

            (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

            (f) No Duress. This Amendment has been entered into without force or duress, of the free will of Borrower. Borrower's decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

            (g) Counsel. Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

      5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York (without giving effect to principals of conflicts of law).

      6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      7. Reference to and Effect on the Financing Agreements.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

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            (d) To the extent that any terms and conditions in any of the
Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

      8. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

      9. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

      10. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

      11. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [Remainder of Page Left Intentionally Blank]

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

      IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                       CITI TRENDS, INC.,
                                       a Delaware corporation

                                       By: /s/ Tom Stoltz
                                           -------------------------------------
                                       Name: Tom Stoltz
                                             -----------------------------------
                                       Title: CFO
                                              ----------------------------------

                                       CONGRESS FINANCIAL CORPORATION
                                       (SOUTHWEST),
                                       a Texas corporation

                                       By: /s/ Joe T. Curdy
                                           -------------------------------------
                                       Name: Joe T. Curdy
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

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